                                                                           Exhibit  12.1

                    INTERVEST MORTGAGE CORPORATION  AND SUBSIDIARIES
                   COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES


                                                 For the Six-Months Ended June 30, 2004
                                                 --------------------------------------
($in thousands)
---------------------------------------------------------------------------------------
Earnings before income taxes                     $                                1,888
Fixed charges (1)                                                                 3,905
---------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges   $                                5,793
---------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                   1.5 x
---------------------------------------------------------------------------------------


                                                 For the Six-Months Ended June 30, 2003
                                                 --------------------------------------
($in thousands)
---------------------------------------------------------------------------------------
Earnings before income taxes                     $                                1,410
Fixed charges (1)                                                                 3,423
---------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges   $                                4,833
---------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                   1.4 x
-----------------------------------------------  --------------------------------------


                                                 For the Year Ended December 31, 2003
                                                 --------------------------------------
($in thousands)
---------------------------------------------------------------------------------------
Earnings before income taxes                     $                                3,255
Fixed charges (1)                                                                 7,140
---------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges   $                               10,395
---------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                   1.5 x
---------------------------------------------------------------------------------------





                                                 For the Year Ended December 31, 2002
                                                 --------------------------------------
($in thousands)
---------------------------------------------------------------------------------------
Earnings before income taxes                     $                                2,773
Fixed charges (1)                                                                 6,288
---------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges   $                                9,061
---------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                    1.4x
---------------------------------------------------------------------------------------


                                                 For the Year Ended December 31, 2001
                                                 --------------------------------------
($in thousands)
---------------------------------------------------------------------------------------
Earnings before income taxes, less effect
  of extraordinary item, net                     $                                1,073
Fixed charges (1)                                                                 6,511
---------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges   $                                7,584
---------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                    1.2x
-------------------------------------------------_-------------------------------------



                                                  For the Year Ended December 31, 2000
                                                 --------------------------------------
($in thousands)
---------------------------------------------------------------------------------------
Earnings before income taxes                     $                             241  (2)
Fixed charges (1)                                                            8,018  (2)
---------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges   $                           8,259
---------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                              1.0 x  (2)
---------------------------------------------------------------------------------------


                                                 For the Year Ended December 31, 1999
                                                 --------------------------------------
($in thousands)
---------------------------------------------------------------------------------------
Earnings before income taxes                     $                                1,052
Fixed charges (1)                                                                 9,049
---------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges   $                               10,101
---------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                   1.1 x
---------------------------------------------------------------------------------------

(1)  Fixed  charges  represent  interest  on  debentures and amortization of debenture offering  costs.
(2)  Restated  to  give  effect to Financial Accounting Standard Board's Statement No.
     145.